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                                                                     Exhibit 5.1



                                 April 5, 1995


The Rouse Company
10275 Little Patuxent Parkway
Columbia, Maryland  21044-3456

                    Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

  I have acted as counsel for The Rouse Company (the "Company") in connection with the Registration Statement on Form S-3 which was filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), and which registers 480,168 shares of the Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the "Stock") and the Common Stock issuable upon its conversion to be sold from time to time by the Selling Stockholders specified therein.

  In that capacity, I have examined the originals, or certified, conformed or reproduction copies, of the Articles of Incorporation of the Company, as amended and restated, the Bylaws of the Company, as amended, the Registration Statement, all corporate proceedings, records, agreements, instruments and documents, and such statutory, constitutional and other material as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In connection therewith, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinions, I have relied upon certificates and statements of public officials and officers or representatives of the Company and others.

  Based upon the foregoing, and subject to the limitations set forth herein, I am of the opinion that the shares of the Stock have been, and when issued on conversion thereof the shares of Common Stock so issued will have been, duly and validly authorized and are or will be, as the case may be, legally issued, fully paid and nonassessable under the general corporate laws of the State of Maryland.

  I wish to advise you that I am a member of the Maryland Bar and accordingly limit the opinions expressed herein to matters of the laws of the State of Maryland.

  I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement and Prospectus. Except as specifically provided above, this opinion may not be quoted or relied upon by any other person without my prior consent.

                                   Very truly yours,

                                   /s/ Richard G. McCauley

                                   Richard G. McCauley